UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Full House Resorts, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 5, 2015 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of eight (8) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

1. Kenneth R. Adams	11,856,123	98,917	5,078,006
2. Carl G. Braunlich	11,815,923	139,117	5,078,006
3. W. H. Baird Garrett	11,265,075	689,965	5,078,006
4. Ellis Landau	11,262,575	692,465	5,078,006
5. Daniel R. Lee	11,244,925	710,115	5,078,006
6. Kathleen Marshall	11,856,968	98,072	5,078,006
7. Craig W. Thomas	11,264,325	690,715	5,078,006
8. Bradley M. Tirpak	11,243,125	711,915	5,078,006

b)	Approval of the 2015 Equity Incentive Plan: 11,039,231 shares in favor, 814,186 shares against and 101,623 shares abstaining. There were 5,078,006 broker non-votes for this proposal.
c)	Ratification of the appointment of Piercy Bowler Taylor & Kern, as the Company’s independent registered public accounting firm for 2015: 16,952,322 shares in favor, 25,338 shares against and 55,386 shares abstaining. There were zero broker non-votes for this proposal.

d)	An advisory vote to approve named executive officers compensation: 8,708,571 shares in favor, 3,105,169 shares against and 141,300 shares abstaining. There were 5,078,006 broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 8, 2015	/s/ Lewis A. Fanger
Lewis A. Fanger
Senior Vice President, Chief Financial Officer and Treasurer

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